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                                                                    Exhibit 99.4


                      [Letterhead of Goldman, Sachs & Co.]


                        CONSENT OF GOLDMAN, SACHS & CO.


May 30, 2000

Board of Directors
Union Pacific Resources Group Inc.
777 Main Street
Fort Worth, Texas  76102

Re:      Registration Statement on Form S-4 of Anadarko Petroleum Corporation

Ladies and Gentlemen:

Reference is made to our opinion letter dated April 2, 2000 with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, no par value, of Union Pacific Resources Group Inc. ("UPR") of the Exchange Ratio (as defined in our opinion letter) pursuant to the Agreement and Plan of Merger, dated as of April 2, 2000, between Anadarko Petroleum Corporation and UPR.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of UPR in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that UPR has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary -- Opinions of Union Pacific Resources' Financial Advisor", "The Merger -- Background of the Merger" and "The Merger -- Opinion of Union Pacific Resources' Financial Advisor" and to the inclusion of the foregoing opinion in the Joint Proxy Statement-Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)